Filed Under Rule 433, Registration Statement No. 333-178262
Pricing Supplement No. 414 Dated September 10, 2012
(To: Prospectus Dated December 1, 2011 , as supplemented by Prospectus Supplement Dated December 1, 2011)

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
36966TGN6	100.000%	2.000%	Fixed	3.000%	SEMI-ANNUAL	09/15/2024	03/15/2013	$14.58	Yes	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
36966TGP1	100.000%	3.000%	Fixed	3.700%	SEMI-ANNUAL	09/15/2032	03/15/2013	$17.99	Yes	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

General Electric Capital Corporation
Offering Dates: Monday, September 10, 2012 through Monday, September 17, 2012
Trade Date: Monday, September 17, 2012 @12:00 PM ET
Settlement Date: Thursday, September 20, 2012
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: BofA Merrill Lynch, Incapital, LLC, Citigroup, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the issuer, Incapital Holdings LLC, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Incapital Holdings LLC at 1-312-379-3755 or Investor Communications of the issuer at 1-203-357-3950.

* GE CAPITAL is the registered trademark of General Electric Capital Corporation.

InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
General Electric Capital Corporation GE Capital* InterNotes® Prospectus Supplement Dated December 1, 2011 to Prospectus Dated December 1, 2011